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                                                                  Exhibit 10.40



                             DESIGNER HOLDINGS LTD.
                                 1385 Broadway
                           New York, New York  10018



April 22, 1996

Calvin Klein, Inc.
205 West 39th Street
New York, NY  10018

Attention:  Mr. Barry Schwartz

Dear Barry:

        The purpose of this letter is to set forth our agreement with respect to the transfer of an equity interest in Designer Holdings Ltd. ("Designer Holdings") to Calvin Klein, Inc. ("CKI") and the amendment of the license agreement (the "License Agreement"), dated August 4, 1994, as amended, by and between CKI and Calvin Klein Jeanswear Company ("Jeanswear"). Jeanswear is an indirect, wholly owned subsidiary of New Rio, L.L.C. ("New Rio"). Prior to the transfer hereunder, Designer Holdings shall be merged with and into Denim Holdings, Inc., a direct, wholly owned subsidiary of New Rio, and Denim Holdings, Inc. shall change its name to "Designer Holdings Ltd." (the "Merger").

        In consideration of the mutual covenants and representations and warranties of the parties, CKI and Designer Holdings hereby agree as follows:

        1.      Amendment to License Agreement. Concurrently with and as
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consideration for the execution and delivery hereof, the amendment to the
License Agreement attached hereto as Exhibit A shall be executed and delivered by CKI and Jeanswear.

        2.      Transfer.  As consideration for the amendment to the License
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Agrement, following the Merger, Designer Holdings shall issue to CKI (the
"Stock Transfer") 1,275,466 shares of its non-voting common stock, which shall be convertible at the option of the holder at any time and from time to time into an equal number of shares of the common stock, par value $.01 per share, of Designer Holdings ("Common Stock"). The term "CKI Stock" shall

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mean the 1,275,466 shares of non-voting common stock to be issued pursuant to the Stock Transfer and shall include any shares of Common Stock into which such shares of non-voting stock are converted.

        3.      Restrictions on Transfer.  CKI shall not, directly or
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indirectly, sell, assign, transfer, pledge or otherwise encumber or dispose of
(collectively, "Transfer") all or part of the CKI Stock until the date 18 months following the earlier of (a) consummation of the IPO and (b) June 30, 1996 except pursuant to the piggyback rights granted below, and any purported Transfer of any of the CKI Stock prior to the end of such 18 months shall be null and void ab initio. Notwithstanding the foregoing to the contrary, CKI may
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pledge the CKI Stock to one or more lenders as collateral security for a bona fide loan that is with full recourse to CKI, and, at any time after the date that is six months after the consummation of the IPO, such lenders may sell any shares of CKI Stock that they have foreclosed upon following (i) an event of default on the loan to CKI and (ii) demand by such lenders for payment from CKI. CKI shall notify Designer Holdings in writing prior to any such pledge, and as a condition to obtaining such pledge, all such lenders shall agree in writing to be bound by the provisions of the first sentence of this Section 3 and Registration Rights Agreement (as defined below) to the same extent that such provisions apply to CKI.

        4.      Registration Rights.  As soon as practicable after the
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execution and delivery of this Agreement, Designer Holding and CKI shall enter into a registration rights agreement (the "Registration Rights Agreement") that shall entitle CKI to exercise piggyback registration rights in connection with registration statements filed by Designer Holdings (other than on Forms S-4 and S-8) following completion of the IPO, and shares of CKI Stock that are pledged to lenders as permitted by Section 3 of this Agreement shall enjoy the benefit of such piggyback rights and such lenders shall also be entitled to a demand registration right for the shares of CKI Stock pledged to such lenders following foreclosure in accordance with the second sentence of Section 3, provided that before such lenders shall be entitled to exercise such demand registration right, they shall have in good faith taken substantial steps to pursue and obtain the collection of the obligations owed to them from CKI and

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from all other persons, if any, obligated in respect of the loan secured by such stock. CKI shall not be entitled to any demand registration rights. The registration rights granted with respect to the CKI Stock shall pertain only to the shares of Common Stock into which any shares of non-voting common stock have been converted, and Designer Holdings shall not be required to register any share of non-voting common stock. The Registration Rights Agreement shall contain customary terms, including, without limitation, customary provisions enabling Designer Holdings and underwriters to cut back the number of piggyback shares included in a registration statement and customary provisions concerning costs. Notwithstanding the first sentence of Section 3 of this Agreement, CKI may exercise its piggyback registration rights, and sell CKI Stock under such registration statement, at any time following completion of the IPO.

        5.  Representations.  (a)  Designer Holdings is a corporation duly
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organized, validly existing and in good standing under the laws of the State of Delaware. Designer Holdings represents and warrants that it has full power and authority to enter into this Agreement and that, prior to the consummation of the Stock Transfer, the transactions contemplated hereby shall have been authorized by all necessary corporate action on the part of Designer Holdings. Following the completion of the Merger, Jeanswear shall be a wholly owned subsidiary of Designer Holdings. Designer Holdings further represents and warrants that (i) there are no options, rights, agreements or understandings to issue additional stock of Designer Holdings other than in connection with the IPO (including pursuant to the reserved shares program that is a part of the IPO and shares reserved for issuance pursuant to employee stock options), (ii) following consummation of the Merger, the authorized capital of Designer Holdings shall consist of 75,000,000 shares of Common Stock, 1,300,000 shares of non-voting common stock and 15,000,000 shares of preferred stock, (iii) assuming completion of the Stock Transfer, following completion of the Merger all the issued and outstanding shares of capital stock of Designer Holdings shall consist of 24,233,868 shares of Common Stock and 1,275,466 shares of non-voting common stock and (iv) assuming the issuance of only the CKI Stock and the 24,233,868 shares of Common Stock to be issued in connection with the Merger and before consummation of the IPO, the CKI Stock would con-


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stitute approximately 5.00% of the equity of Designer Holdings that would be outstanding, provided that nothing in this Agreement shall entitle CKI to any adjustment of the number of shares of CKI Stock on account of any subsequent issuance of equity securities by Designer Holdings or any other event.

        (b) CKI represents and warrants that it has full power and authority to enter into this Agreement. CKI acknowledges that the CKI Stock has not been registered under federal or state securities laws and that the CKI stock is not transferable except pursuant to an effective registration statement under the Securities Act of 1933, as amended or an applicable exemption from such registration requirement, that CKI is familiar with the business and condition of Denim Holdings and its subsidiaries and that it has had an opportunity to make its own investigation of such business and condition and to ask questions of the officers and managers, that CKI is an "accredited investor" within the meaning of the federal securities laws, and that it is acquiring the CKI Stock without a view to distribution. The issuance of the CKI Stock pursuant to this Agreement does not require any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1978, as amended.

        6. Covenants. Designer Holdings agrees that from the date hereof until
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the consummation of the IPO, it shall not issue any shares of capital stock or securities convertible into or exchangeable for capital stock other than the CKI Stock, Common Stock issued pursuant to the IPO, stock options with an exercise price equal to at least the initial offering price of the IPO and that are granted pursuant to any stock option plan adopted for the benefit of officers, directors or employees of Designer Holdings and its subsidiaries and approved by the Board of Directors and shares of Common Stock issued pursuant to such options. To the extent that the conversion of the CKI Stock requires any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1978, as amended (the "Act"), the parties shall make the requisite filings and use their best efforts to achieve early termination of the applicable waiting period under the Act.

        7. Delivery of Stock Certificates. Upon the consummation of the Stock
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Transfer, Designer Holdings shall deliver to CKI certificates representing the
CKI Stock,



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which certificates shall bear the appropriate legend regarding restriction on transfer pursuant to this Agreement and the lack of registration under federal and state securities laws. Designer Holdings represents that (a) the shares of CKI Stock conveyed under this Agreement shall be validly issued, fully paid and non-assessable, (b) Designer Holdings shall reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of the CKI Stock, that number of shares of Common Stock into which the CKI Stock (in the form of non-voting common stock) is convertible and (c) when the CKI Stock is converted into shares of Common Stock, such shares of Common Stock shall be validly issued, fully paid and non-assessable.

     8. Specific Performance. The parties recognize that the obligations imposed
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on them in this Agreement are special, unique and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the parties hereto may have specific performance (in addition to damages) as a remedy for the enforcement hereof, without proving damages.


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        Please indicate your concurrence with the foregoing by executing the enclosed copies and returning one fully executed copy to us.

Very truly yours,


    DESIGNER HOLDINGS LTD.



By: /s/ Arnold H. Simon
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    Arnold H. Simon
    Chief Executive Officer



Agreed:



    CALVIN KLEIN, INC.



By: /s/ Barry Schwartz
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    Name:
    Title:
    Date:  April 22, 1996